UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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nVent Electric PLC

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nVent Shareholder Engagement

Spring 2022

Forward-Looking Statements

Caution Concerning Forward-Looking Statements

This presentation contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "forecasts," "should," "would," "positioned," "strategy," "future," "are confident," or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this presentation are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including nVent's Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this presentation. nVent Electric plc assumes no obligation, and disclaims any obligation, to update the information contained in this presentation.

Key Definitions and Notes

Except as otherwise noted all references to 2021 and 2020 represent our results for the period indicated, presented on an adjusted basis. "Organic Sales" refers to GAAP revenue excluding (1) the impact of currency translation and (2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations. "Segment Income" represents Operating Income exclusive of non-cash intangible amortization, certain acquisition related costs, costs of restructuring activities, impairments and other unusual non-operating items. Return on Sales ("ROS") equals Segment Income divided by Sales.

Agenda

- 2021 Business Results
- ESG Highlights
- Shareholder Engagement
- Board Composition and Diversity
- Executive Compensation Highlights
- 2021 Closing Summary

2021 Business Results

Full-Year Results

- Sales of ~$2.5 billion, up 23% (up 18% organic)
- Adjusted Segment Income of $436 million compared to $348 million in 2020
- Adjusted EPS of $1.96, up 31% year-over-year
- Free Cash Flow of $334 million
  - 100% conversion of adjusted net income
- 67% annualized total shareholder return as of 12/31/2021, 95th percentile of the S&P 400 Industrials

Highlights

- Had strong execution in challenging inflationary and supply chain environment
- Launched a record 58 new products
- Completed two acquisitions – Vynckier and CIS Global
- Published ESG goals for the first time in our 2020 Social Responsibility Report
- Named to Bloomberg Gender-Equality Index

We have emerged stronger, and our future is bright

nVent

ESG Highlights

OUR FOCUS	OUR PROGRESS
PEOPLE	✓ Increased representation of women in management globally ✓ Increased representation of racially diverse U.S. professional employees ✓ Improved employee safety total recordable incident rate
PRODUCTS	✓ Integrated ESG into New Product Introduction guidelines ✓ Developed baseline metrics and long-term goals
PLANET	✓ Increased renewable energy, including new renewable energy contracts ✓ Reduced CO_2 emissions

ESG Recognition

SILVER 2021 ecovadis Sustainability Rating

the next gen 100 PRESENTED BY RIPPLEMATCH

Bloomberg Gender-Equality Index 2022

Look for more details in our 2021 ESG report to be published this summer

Executing on our long-term goals

nVent

Shareholder Engagement

- Throughout 2021, members of the Board and management met with shareholders representing ~29% of outstanding shares* on a range of topics:
  - Board composition and diversity
  - ESG
  - Board oversight of risk
  - Inclusion and diversity
  - Human capital management
  - Shareholder engagement
  - Executive compensation

Summer
Assess annual general meeting results, determine next steps, and identify post-meeting focus areas for Fall shareholder engagement

Fall
Schedule shareholder meetings to solicit shareholder feedback, assess the feedback, and report to the Board and appropriate Committees

Winter
Take appropriate steps to address shareholder feedback in governance and compensation practices, as well as annual general meeting planning and disclosures

Spring
Schedule shareholder meetings prior to the annual general meeting to answer questions and understand shareholder views on proxy statement matters

We value investor feedback and will continue to seek it through engagement initiatives

*Note: nVent outstanding shares calculated as of December 31, 2021. Ownership is based on publicly disclosed ownership at the time of Fall outreach

Board Composition and Diversity

- Our Governance and Social Responsibility Committee reviews each candidate to assess the fit of his or her qualifications with the needs of the Board and our company

Experience / Qualifications / Attributes / Skills*	Burris	Cameron	Ducker	Hogan	Ostling	Palmer	Parker	Scheu	Wozniak	Wright
	Board Nominees									
Cybersecurity			•		•	•				•
Diverse Director	•	•			•	•	•		•	•
ESG	•	•	•	•	•	•	•	•	•	•
Financial			•	•	•	•	•	•	•	
Human Capital Management	•	•	•	•		•		•	•	
Innovation/Digital/Technology	•		•	•		•		•	•	•
International Business & Operations	•	•	•	•	•	•	•	•	•	•
M&A	•	•	•	•	•	•	•	•	•	•
Operations/Manufacturing	•	•	•	•		•	•	•	•	•
Relevant Industry	•			•			•	•	•	
Risk Management	•	•	•	•	•	•	•	•	•	•
Sales & Marketing	•	•	•					•	•	•
Senior Leadership	•	•	•	•	•	•	•	•	•	•
Strategy Formation	•	•	•	•		•	•	•	•	•
Supply Chain/Logistics	•		•			•	•	•	•	
Race/Ethnicity (self-identified)										
Black/African American	•						•			•
Gender										
Male	•		•	•			•	•		
Female		•			•	•			•	•
Non-Binary										



Tenure
<3.0 YRS
average tenure of director nominees
10
<3



Age
61 YRS
Average age of director nominees
1
2
7
<55 Years
55-64 Years
65+ Years



Gender
50%
of director nominees are women
5
5
Women
Men



Racial Diversity
30%
of director nominees are racially diverse
3
7
People of Color
Caucasian

Experienced, diverse Board

*The bullet indicates a specific area of focus or expertise of a director on which the Board currently relies. The absence of a bullet does not mean the director does not possess that item

Pay-for-Performance Alignment

Annual TSR vs Performance-Based Incentive Payouts[1]



TSR Assuming an Investment of $100 on 12/31/2018
Annual MIP and PSU Payouts as a Percentage of Target
$100
$117
$111
$185
78%
45%
0%
188%
50%
2018
2019
2020
2021
MIP Payouts
PSU Payouts
nVent Indexed TSR

[1]Annual TSR is from 1/1 to 12/31

2021 Compensation Highlights

- In response to the impact of COVID-19 on our business, the Committee approved delaying 2021 base salary increases for our Named Executive Officers (NEOs) until July 2021
- Management Incentive Plan (MIP)
  - Implemented a new People & Culture Scorecard performance metric with a 15% weighting
  - Replaced the Segment Income measure with Adjusted EPS
- Long-Term Incentive Plan
  - Replaced Adjusted EPS with Relative TSR
  - Granted a one-time performance-based stock award to NEOs contingent on achieving pre-established stock price hurdles, and continued employment

Strong correlation between pay, and the performance we are delivering to our shareholders

2021 Annual Incentive Compensation

2021 Framework

30% Revenue + 30% Adjusted EPS + 25% Free Cash Flow + 15% People & Culture Scorecard

Adjusted EPS: NEW (prev. Segment Income)

People & Culture Scorecard: NEW

- 100% formulaic determination against pre-established metrics tied to our annual operating plan
- All NEOs paid on Enterprise-wide results
- Range of payout on each measure is 0 – 200% of target
- 2021 payout was 188% of target

2021 People & Culture Scorecard

- Five equally weighted measures focused on enhancing our practices in the following areas:

2021 Measures	Threshold (50% payout)	Target (100% payout)	Superior (200% payout)	Actual
Employee engagement survey scores for inclusion index	69%	70.5%	72%	69.75%
Grow Employee Resource Group (ERG) Membership	25% growth	50%	75%	106% growth
Increase the percentage of global professional slates that have diverse candidates	45%	55%	65%	76%
Increase gender diversity of our global professional population	3% growth	5%	7%	4% growth (25.44%)
Increase racial diversity of our U.S. professional population	4%	6%	8%	9% growth (19.38%)

2022 Changes

- Renaming People & Culture Scorecard to ESG Scorecard
- Replacing ERG Membership with an environmental metric

2021 Long-Term Incentive Compensation

2021 Framework

Vest at the end of a three-year performance period

- Payout based on Relative TSR compared to S&P 400 Industrials
- Range of payout is 0% - 200% of target (threshold payout at 50% of target)
- If PSUs are earned but absolute TSR is negative, the amount of shares earned cannot exceed target payout

NEW (prev. Adj. EPS)

50% Performance Share Units



25% Restricted Stock Units

Vest ratably over three years

25% Stock Options

Vest ratably over three years

Focus on shareholder value creation

nVent

2021 One-Time Performance Based Grant

Framework

- One-time grant of performance share units intended to:
  - Recognize extraordinary efforts by leadership team in directing response to COVID-19
  - Address negative impact of COVID-19 on 2018-2020 and 2019-2021 PSUs
  - Provide added retention and performance incentive
- Awards will only vest if associated stock price hurdles and service requirements are met
  - Hurdles must be maintained for 20 consecutive trading days
  - 8% growth rate for each hurdle
  - Baseline stock price established using the 20 trading day closing stock price average preceding March 1st

Stock Price Hurdles	Service Requirement	Payout Opportunity
$26.25	1 year	1/3 of the award
$28.35	2 years	1/3 of the award
$30.62	3 years	1/3 of the award

Compensation Received vs. Shareholder Value Created

- Achievement of the third stock price hurdle results in NEOs receiving stock compensation that is 0.35% of the market capitalization created


Market Capitalization Created (in millions)
325
677
1,058
Hurdle 1 ($26.25)
Hurdle 2 ($28.35)
Hurdle 3 ($30.62)

NEO Compensation as % of Market Cap Created

Hurdle 1	Hurdle 2	Hurdle 3
0.38%	0.37%	0.35%

Absolute stock price hurdles directly tied to our objective of emerging stronger

nVent

2021 Closing Summary

- Strong sales and adjusted EPS growth with robust free cash flow
- 95th percentile of the S&P 400 Industrials in total shareholder return
- Significant progress in our ESG priorities
- Strong correlation between pay and performance while delivering for shareholders

2021 was a year of outstanding performance, and value creation

Appendix and GAAP to Non-GAAP Measurements & Reconciliations



nVent

Reported to Adjusted 2021 Reconciliation

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2021 excluding the effect of 2021 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$ 548.9	$ 601.3	$ 642.8	$ 669.0	$ 2,462.0
Net income	65.4	66.2	74.3	67.0	272.9
Provision for income taxes	6.3	13.4	14.6	13.5	47.8
Income before income taxes	71.7	79.6	88.9	80.5	320.7
Other expense (income)	0.6	0.6	0.6	(14.6)	(12.8)
Loss on early extinguishment of debt	-	-	-	15.2	15.2
Net interest expense	8.1	8.1	8.2	7.9	32.3
Operating income	80.4	88.3	97.7	89.0	355.4
% of net sales	*14.6%*	*14.7%*	*15.2%*	*13.3%*	*14.4%*
Adjustments:					
Restructuring and other	$ 0.8	$ 4.3	$ 1.9	$ 1.8	$ 8.8
Acquisition transaction and integration costs	-	1.6	0.8	1.7	4.1
Intangible amortization	15.9	16.0	17.8	17.8	67.5
Segment income	$ 97.1	$ 110.2	$ 118.2	$ 110.3	$ 435.8
Return on sales	*17.7%*	*18.3%*	*18.4%*	*16.5%*	*17.7%*
Segment income	$ 97.1	$ 110.2	$ 118.2	$ 110.3	$ 435.8
Depreciation	9.7	10.3	10.0	10.9	40.9
EBITDA - as adjusted	$ 106.8	$ 120.5	$ 128.2	$ 121.2	$ 476.7
Net income - as reported	$ 65.4	$ 66.2	$ 74.3	$ 67.0	$ 272.9
Adjustments to operating income	16.7	21.9	20.5	21.3	80.4
Pension and other post-retirement mark-to-market gain	-	-	-	(15.1)	(15.1)
Loss on early extinguishment of debt	-	-	-	15.2	15.2
Income tax adjustments	(8.7)	(3.8)	(4.0)	(3.8)	(20.4)
Net income - as adjusted	$ 73.4	$ 84.3	$ 90.8	$ 84.6	$ 333.0
Diluted earnings per ordinary share					
Diluted earnings per ordinary share - as reported	$ 0.39	$ 0.39	$ 0.44	$ 0.39	$ 1.61
Adjustments	0.04	$ 0.11	$ 0.09	$ 0.11	$ 0.35
Diluted earnings per ordinary share - as adjusted	$ 0.43	$ 0.50	$ 0.53	$ 0.50	$ 1.96

Reported to Adjusted 2020 Reconciliation

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020
excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$ 520.9	$ 447.2	$ 509.3	$ 521.2	$ 1,998.6
Net income (loss)	18.6	25.8	(138.7)	47.1	(47.2)
Provision (benefit) for income taxes	31.0	9.4	(12.1)	9.4	37.7
Income (loss) before income taxes	49.6	35.2	(150.8)	56.5	(9.5)
Other expense	0.8	0.7	0.7	9.3	11.5
Net interest expense	9.9	9.4	8.5	8.6	36.4
Operating income (loss)	60.3	45.3	(141.6)	74.4	38.4
% of net sales	*11.6%*	*10.1%*	*-27.8%*	*14.3%*	*1.9%*
Adjustments:					
Restructuring and other	4.3	6.2	5.4	6.1	22.0
Acquisition transaction and integration costs	0.9	0.8	0.5	0.3	2.5
Intangible amortization	16.0	16.0	16.1	16.1	64.2
Impairment of goodwill	-	-	212.3	-	212.3
Impairment of trade names	-	-	8.2	-	8.2
Segment income	$ 81.5	$ 68.3	$ 100.9	$ 96.9	$ 347.6
Return on sales	*15.6%*	*15.3%*	*19.8%*	*18.6%*	*17.4%*
Segment income	$ 81.5	$ 68.3	$ 100.9	$ 96.9	$ 347.6
Depreciation	9.6	9.4	9.8	9.6	38.4
EBITDA - as adjusted	$ 91.1	$ 77.7	$ 110.7	$ 106.5	$ 386.0
Net income (loss) - as reported	$ 18.6	$ 25.8	$ (138.7)	$ 47.1	$ (47.2)
Adjustments to operating income (loss)	21.2	23.0	242.5	22.5	309.2
Pension and other post-retirement mark-to-market loss	-	-	-	8.7	8.7
Income tax adjustments	18.3	0.2	(27.7) $	(5.5) $	(14.8)
Net income - as adjusted	$ 58.1	$ 49.0	$ 76.1	$ 72.8	$ 255.9
Diluted earnings (loss) per ordinary share					
Diluted earnings (loss) per ordinary share - as reported	$ 0.11	$ 0.15	$ (0.82)	$ 0.28	$ (0.28)
Adjustments	0.23	0.14	1.27	0.15	1.78
Diluted earnings per ordinary share - as adjusted	$ 0.34	$ 0.29	$ 0.45	$ 0.43	$ 1.50

Organic Sales Growth and Cash Flow Reconciliation

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the year ended December 31, 2021 (Unaudited)

	Full Year Sales Growth			
	Organic	**Currency**	**Acq./Div.**	**Total**
nVent	**18.4%**	**2.0%**	**2.8%**	**23.2%**
Enclosures	23.2%	1.7%	5.7%	30.6%
Electrical & Fastening Solutions	13.7%	1.5%	0.3%	15.5%
Thermal Management	14.5%	2.9%	0.0%	17.4%

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Twelve months ended	
In millions	**December 31, 2021**	**December 31, 2020**
Net cash provided by (used for) operating activities	$ 373.3	$ 344.0
Capital expenditures	(39.5)	(40.0)
Proceeds from sale of property and equipment	0.6	2.0
Free cash flow	$ 334.4	$ 306.0